Exhibit 99.1

DRAFT DRATDDD

Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports Second

Quarter 2026 Operating and Financial Results

– Closed $153 million of investments at a weighted average initial yield of 10.2% –

– Raises Investment Guidance to $300 million to $400 million –

– Increases 2026 Core FFO Per Diluted Share Guidance to $2.09 to $2.13 –

WINTER PARK, FL – July 28, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended June 30, 2026. Net Income attributable to common stockholders was $0.38 per diluted share for the second quarter.

Second Quarter 2026 Highlights

◾Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.53 per diluted share.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.55 per diluted share.
◾Executed 184,000 square feet of comparable retail leases at a positive cash rent spread of 6%.
◾Acquired Gallery on the Parkway, a 152,000 square foot open-air retail center anchored by Dick’s House of Sport located in Dallas, Texas, for $53.3 million.
◾Invested $75.0 million of preferred equity in a Class A premier retail property located in the Southwest. The investment generates a 12.0% initial cash yield, with a two-year term.
◾Invested $21.4 million of preferred equity in a Whole Foods-anchored retail development located in the Northeast. The investment generates a 12.0% initial yield, including 3.0% accrued PIK, with an 18-month term.
◾Completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%.
◾Under contract to sell, subject to certain closing conditions, 76,500 square feet formerly leased to Value City Furniture and Jo-Ann Fabrics at Carolina Pavilion, located in Charlotte, North Carolina, to a national retailer.
◾Income from Alpine Income Property Trust (NYSE: PINE) for the quarter was $2.1 million, consisting of $1.4 million in management fees and $0.7 million in dividend income. Prospectively, the new annualized run-rate for income from PINE is $8.9 million as of June 30, 2026, consisting of $5.7 million in management fees and $3.2 million in dividend income.
◾Issued 4,183,616 common shares under our common stock ATM program at a weighted average gross price of $20.29 per share, for total net proceeds of $83.6 million.

“We delivered another strong quarter, deploying $153 million of capital at a weighted average initial yield of 10.2% and strong same-property NOI growth,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We believe that the acquisition of Gallery on the Parkway in Dallas, together with our structured investment activity during the quarter, reflects our disciplined strategy of acquiring and financing high-quality, well-located retail centers predominantly in our core growth markets. With a robust acquisition pipeline and meaningful embedded NOI growth across the portfolio, we believe that the Company is well positioned to deliver continued earnings growth into 2027.”

Financial Results

(in thousands, except per share data)	2Q 2026	2Q 2025	YTD 2026	YTD 2025
Net Income (Loss)	$13,234	$(25,296)	$17,561	$(24,913)
Net Income (Loss) per Common Share - Diluted	$0.38	$(0.77)	$0.52	$(0.78)

Core FFO	$18,438	$14,659	$35,369	$29,104
Core FFO per Common Share - Diluted	$0.53	$0.45	$1.05	$0.90

AFFO	$19,135	$15,267	$37,373	$30,788
AFFO per Common Share - Diluted	$0.55	$0.47	$1.11	$0.96

Metrics reflect amounts attributable to common stockholders. Refer to “Non-GAAP Financial Measures” for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Second Quarter and Year-to-Date June 30, 2026 Portfolio Performance

Retail Leasing Activity

◾	During the three months ended June 30, 2026, the Company executed 25 new leases, renewals and extensions totaling 213,000 square feet. On a comparable space basis, the Company executed 184,000 square feet of leases at an average cash rent spread increase of 6%.
◾	During the six months ended June 30, 2026, the Company executed 50 new leases, renewals and extensions totaling 366,000 square feet. On a comparable space basis, the Company executed 330,000 square feet of leases at an average cash rent spread increase of 10%.

Same Property NOI

◾	During the three months ended June 30, 2026, shopping center same property NOI increased by 10.1% versus the comparable 2025 period.
◾	During the six months ended June 30, 2026, shopping center same property NOI increased by 8.2% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 7.0% versus the comparable 2025 period.
◾	Including other/non-core properties, same-property NOI increased by 6.7% for the second quarter and 4.5% for the six months ended June 30, 2026. This growth was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, New Mexico property in December 2025. As previously announced, this vacancy was leased by the State of New Mexico which is expected to commence paying rent in late 2026.

Occupancy

◾	As of June 30, 2026, total property portfolio leased occupancy was 95.4%, up 150 basis points compared to June 30, 2025, and a decrease of 50 basis points compared to December 31, 2025.
◾	As of June 30, 2026, same-property shopping center portfolio leased occupancy was 95.0%, up 60 basis points compared to June 30, 2025.

Second Quarter and Year-to-Date June 30, 2026 Investment and Disposition Activity

Investment Activity

◾	During the three months ended June 30, 2026, completed $152.6 million of investments at a weighted average yield of 10.2% consisting of:
o	$53.3 million acquisition of Gallery on the Parkway, a 152,000 square-foot open-air retail power center in Dallas, Texas. The property is anchored by Dick’s House of Sport, Nordstrom Rack, Cost Plus World Market, and a Portillo’s, and is 100% occupied. Situated on 12 acres just two miles from the site of the Dallas Mavericks’ proposed new arena and entertainment district, the center serves a dense trade area with a population of approximately 368,000 within a five-mile radius.
o	$96.4 million of two newly originated structured investments consisting of:
◾	$21.4 million preferred equity investment in a grocery-anchored development located in the Northeast, fully funded at close, with an initial yield of 12.0% (including 3.0% paid-in-kind interest).
◾	$75.0 million preferred equity investment in a class A retail property located in the Southwest, fully funded at close, with an initial cash yield of 12.0%.
o	$3.0 million acquisition of 1.3 acres of beachfront land in Daytona Beach, Florida, to expand two existing restaurant tenants.
◾	During the six months ended June 30, 2026, completed $234.2 million of investments at a weighted average yield of 9.5%.
◾	Subsequent to June 30, 2026, on July 15, 2026, the Company originated a $37.0 million loan, of which $29.8 million was funded at closing. The investment is secured by a leasehold interest in a mixed-use property located in Austin, Texas, generates a 9.75% initial cash yield, and has a two-year term.

Disposition Activity

◾	During the three months ended June 30, 2026, completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%, generating aggregate gains of $2.1 million.
o	$17.4 million sale of Granada Plaza, a 74,000 square-foot grocery-anchored shopping center in Tampa, Florida.
o	$73.3 million sale of Madison Yards, a 163,000-square-foot grocery-anchored shopping center in Atlanta, Georgia.
◾	Additionally, during the six months ended June 30, 2026, the Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million.

Balance Sheet and Liquidity

Balance sheet highlights as of June 30, 2026, included:

◾	Total liquidity of $131.8 million, consisting of $107.0 million of undrawn commitments and $24.8 million of cash on hand.
◾	Total borrowings of $660.8 million at a weighted average interest rate of 4.6%, including $643.0 million of unsecured borrowings and a $17.8 million mortgage payable.
◾	Net Debt to Pro Forma Adjusted EBITDA of 5.8 times, a decrease from 6.4 times as of March 31, 2026.
◾	During the quarter ended June 30, 2026, the Company issued 4,183,616 common shares under its common stock ATM program at a weighted average gross price of $20.29 per share, for total net proceeds of $83.6 million. During the six months ended June 30, 2026, the Company issued 4,917,499 common shares under its common stock ATM program at a weighted average gross price of $20.18 per share, for total net proceeds of $97.8 million.
◾	The Company’s only 2026 loan maturity is a $17.8 million mortgage note payable, maturing in August at an interest rate of 4.06%.

2026 Outlook

The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission.

The Company has raised its 2026 outlook as follows:

(Unaudited)	Current	Previous
Core FFO per Common Share - Diluted	$2.09 to $2.13	$2.06 to $2.11
AFFO per Common Share - Diluted	$2.21 to $2.25	$2.19 to $2.24

Metrics above reflect amounts attributable to common stockholders.

The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions):

	Current	Previous
Investment Volume, Including Commercial Loans & Structured Investments	$300 to $400	$175 to $250
Same-Property NOI Growth for Shopping Centers	5.0% to 6.0%	3.5% to 4.5%
General & Administrative Expenses	$20.0 to $20.2	$19.7 to $20.2

Reconciliation of the outlook range of the Company’s 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised 2026 Outlook
(Unaudited)	Low	High
Net Income Attributable to the Company per Common Share - Diluted	$0.87	$0.92
Depreciation and Amortization of Real Estate	1.87	1.87
Gain on Disposition of Assets (1)	(0.06)	(0.06)
Provision for Impairment and Adjustment to CECL Reserve (1)	0.02	0.02
Realized and Unrealized Gain on Investment Securities, Net of Income Tax (1)	(0.31)	(0.31)
Funds from Operations, per Common Share - Diluted	$2.39	$2.44
Distributions to Preferred Stockholders	(0.21)	(0.21)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$2.18	$2.23
Amortization of Intangibles to Lease Income	(0.09)	(0.10)
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$2.09	$2.13
Adjustments:
Straight-Line Rent Adjustment	(0.03)	(0.03)
Amortization of Loan Costs and Capitalized Interest	0.02	0.02
Non-Cash Compensation	0.13	0.13
AFFO Attributable to Common Stockholders per Common Share - Diluted	$2.21	$2.25

(1)

Gain on Disposition of Assets, Provision for Impairment and Adjustment to CECL Reserve, and Realized and Unrealized Gain on Investment Securities, Net of Income Tax represents the actual adjustment for the six months ended June 30, 2026. The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the second quarter ended June 30, 2026, on Wednesday, July 29, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/7q5n9ti2

Registration:https://register-conf.media-server.com/register/BIc01825e2bd914f5e81afcd0d4e53232f

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “guidance,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, ongoing geopolitical war, distress in the banking sector, and global supply chain disruptions; credit risk associated with the Company investing in commercial loans, preferred equity, and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-

cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2026	December 31, 2025
ASSETS
Real Estate:
Land, at Cost	$298,959	$289,012
Building and Improvements, at Cost	799,569	766,371
Other Furnishings and Equipment, at Cost	934	923
Construction in Process, at Cost	8,501	4,091
Total Real Estate, at Cost	1,107,963	1,060,397
Less, Accumulated Depreciation	(119,530)	(107,268)
Real Estate—Net	988,433	953,129
Land and Development Costs	—	300
Intangible Lease Assets—Net	83,791	84,710
Investment in Alpine Income Property Trust, Inc.	51,310	41,324
Commercial Loans and Investments	187,388	104,804
Cash and Cash Equivalents	8,056	6,467
Restricted Cash	35,447	34,652
Deferred Income Taxes—Net	1,307	2,309
Other Assets	49,997	36,207
Total Assets	$1,405,729	$1,263,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,245	$1,709
Accrued and Other Liabilities	24,322	28,185
Deferred Revenue	25,651	18,802
Intangible Lease Liabilities—Net	31,572	31,486
Income Taxes Payable	51	29
Long-Term Debt—Net	658,705	616,345
Total Liabilities	742,546	696,556
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value per share, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at June 30, 2026 and December 31, 2025	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value per share, 37,482,158 shares issued and outstanding at June 30, 2026 and 32,372,291 shares issued and outstanding at December 31, 2025	375	324
Additional Paid-In Capital	481,134	382,494
Retained Earnings	175,556	184,886
Accumulated Other Comprehensive Income (Loss)	6,071	(405)
Total Stockholders’ Equity	663,183	567,346
Total Liabilities and Stockholders’ Equity	$1,405,729	$1,263,902

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Income Properties	$37,136	$33,375	$73,716	$65,047
Management Fee Income	1,466	1,247	2,815	2,425
Interest Income From Commercial Loans and Investments	5,229	3,016	8,473	5,977
Total Revenues	43,831	37,638	85,004	73,449
Direct Cost of Revenues
Income Properties	(11,126)	(10,178)	(21,294)	(19,069)
Total Direct Cost of Revenues	(11,126)	(10,178)	(21,294)	(19,069)
General and Administrative Expenses	(4,630)	(4,448)	(9,707)	(9,131)
Provision for Impairment and Adjustment to CECL Reserve	(1,084)	—	(763)	—
Depreciation and Amortization	(15,847)	(15,294)	(31,803)	(29,658)
Total Operating Expenses	(32,687)	(29,920)	(63,567)	(57,858)
Gain on Disposition of Assets	2,107	—	2,107	—
Loss on Extinguishment of Debt	—	(20,396)	—	(20,396)
Other Gain (Loss)	2,107	(20,396)	2,107	(20,396)
Total Operating Income (Loss)	13,251	(12,678)	23,544	(4,805)
Investment and Other Income (Loss)	10,765	(3,687)	14,008	(3,112)
Interest Expense	(7,783)	(6,859)	(15,054)	(12,995)
Income (Loss) Before Income Tax Expense	16,233	(23,224)	22,498	(20,912)
Income Tax Expense	(1,121)	(194)	(1,181)	(245)
Net Income (Loss) Attributable to the Company	15,112	(23,418)	21,317	(21,157)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(3,756)	(3,756)
Net Income (Loss) Attributable to Common Stockholders	$13,234	$(25,296)	$17,561	$(24,913)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$0.38	$(0.77)	$0.52	$(0.78)

Weighted Average Number of Common Shares
Basic	34,988,612	32,678,771	33,760,706	32,118,982
Diluted	35,024,642	32,727,831	33,788,343	32,174,574

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$0.80	$0.80
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$0.76	$0.76

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$15,112	$(23,418)	$21,317	$(21,157)
Adjustments:
Depreciation and Amortization of Real Estate	15,831	15,277	31,769	29,623
Gain on Disposition of Assets	(2,107)	—	(2,107)	—
Provision for Impairment and Adjustment to CECL Reserve	1,084	—	763	—
Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax	(8,905)	4,549	(11,008)	4,714
Funds from Operations	$21,015	$(3,592)	$40,734	$13,180
Distributions to Preferred Stockholders	(1,878)	(1,878)	(3,756)	(3,756)
Funds From Operations Attributable to Common Stockholders	$19,137	$(5,470)	$36,978	$9,424
Adjustments:
Loss on Extinguishment of Debt	—	20,396	—	20,396
Amortization of Intangibles to Lease Income	(699)	(267)	(1,609)	(716)
Core Funds From Operations Attributable to Common Stockholders	$18,438	$14,659	$35,369	$29,104
Adjustments:
Straight-Line Rent Adjustment	(423)	(712)	(863)	(1,285)
Other Depreciation and Amortization	(2)	(1)	(2)	(2)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	6	318	347	685
Non-Cash Compensation	1,116	1,003	2,522	2,286
Adjusted Funds From Operations Attributable to Common Stockholders	$19,135	$15,267	$37,373	$30,788

FFO Attributable to Common Stockholders per Common Share - Diluted	$0.55	$(0.17)	$1.09	$0.29
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$0.53	$0.45	$1.05	$0.90
AFFO Attributable to Common Stockholders per Common Share - Diluted	$0.55	$0.47	$1.11	$0.96

Supplemental Disclosure:
PIK Interest Earned	$125	$—	$133	$—
PIK Interest Paid	—	—	—	—
PIK Interest Earned in Excess of PIK Interest Paid	$125	$—	$133	$—

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$15,112	$(23,418)	$21,317	$(21,157)
Gain on Disposition of Assets	(2,107)	—	(2,107)	—
Loss on Extinguishment of Debt	—	20,396	—	20,396
Provision for Impairment and Adjustment to CECL Reserve	1,084	—	763	—
Depreciation and Amortization	15,847	15,294	31,803	29,658
Amortization of Intangibles to Lease Income	699	267	1,609	716
Straight-Line Rent Adjustment	423	712	863	1,285
Accretion of Tenant Contribution	13	13	26	26
Interest Expense	7,783	6,859	15,054	12,995
General and Administrative Expenses	4,630	4,448	9,707	9,131
Investment and Other Income	(10,765)	3,687	(14,008)	3,112
Income Tax Expense	1,121	194	1,181	245
Management Fee Income	(1,466)	(1,247)	(2,815)	(2,425)
Interest Income From Commercial Loans and Investments	(5,229)	(3,016)	(8,473)	(5,977)
Other Non-Recurring Items (1)	(164)	(97)	(765)	(207)
Less: Impact of Properties Not Owned for the Full Reporting Period	(5,982)	(4,418)	(16,151)	(11,441)
Same-Property NOI	$20,999	$19,674	$38,004	$36,357
Less: Same Property NOI for Other Properties	(703)	(1,242)	(1,261)	(2,406)
Same-Property NOI for Shopping Centers	$20,296	$18,432	$36,743	$33,951
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2026
Net Income Attributable to the Company	$15,112
Depreciation and Amortization of Real Estate	15,831
Gain on Disposition of Assets	(2,107)
Provision for Impairment and Adjustment to CECL Reserve	1,084
Unrealized Gain & Realized Loss on Investment Securities, Net of Income Tax	(8,905)
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(699)
Straight-Line Rent Adjustment	(423)
Other Depreciation and Amortization	(2)
Amortization of Loan Costs and Capitalized Interest	6
Non-Cash Compensation	1,116
Other Non-Recurring Items (1)	(164)
Interest Expense, Net of Amortization of Loan Costs	7,777
Adjusted EBITDA	$26,748

Annualized Adjusted EBITDA	$106,992
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	2,550
Pro Forma Adjusted EBITDA	$109,542

Total Long-Term Debt	$658,705
Financing Costs, Net of Accumulated Amortization	2,095
Cash and Cash Equivalents	(8,056)
Restricted Cash (3)	(16,761)
Net Debt	$635,983

Net Debt to Pro Forma Adjusted EBITDA	5.8	x

(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2026.
(3)	Includes restricted cash to be reinvested through the like-kind exchange structure.